EXHIBIT 23.4

Consent of Moss Adams LLP,

Independent Registered Certified Public Accounting Firm

Dated March 30, 2006

Exhibit 23.4

CONSENT OF INPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Pre-Effective Amendment Number 1 to the Registration Statement on Form S-11 of our report dated November 18, 2005, related to the balance sheet of Gatlinburg Skylift, LLC as of December 31, 2004 and December 31, 2003 and the related Statement of Operations, Parent’s Investment Account and Cash Flows for the years ended December 31, 2004, 2003 and 2002 which appear in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ MOSS ADAMS LLP

Seattle, Washington

March 30, 2006